                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               February 27, 1998

                                 EATERIES, INC.
               (Exact name of registrant as specified in charter)


         Oklahoma                      0-14968                  73-1230348
(State or other jurisdiction   (Commission file number)       (IRS Employer
     of incorporation)                                    Identification Number)


                        3240 W. Britton Road, Suite 202
                         Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 755-3607
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         On February 27, 1998, Fiesta Restaurants, Inc. ("Fiesta"), a wholly-owned subsidiary of Eateries, Inc. (the "Registrant"), sold and transferred to Chevys, Inc., a California corporation ("Chevys") substantially all of the assets associated with three Casa Lupita restaurants located in Naperville, Illinois, Ft. Myers, Florida and Lawrenceville, New Jersey for a cash sales price of approximately $5.3 million. The sales price was determined through negotiations between the parties. Neither the Registrant nor any of its affiliates, officers or directors is affiliated with Chevys. The proceeds from the sale were used to pay-down debt. In connection with this transaction, the Registrant entered into an Agreement for Purchase and Sale of Assets with Chevys under which the Registrant agreed to sell substantially all of the assets associated with its Troy, Michigan Casa Lupita restaurant to Chevys for a purchase price of $1 million. Closing of the sale of the Troy restaurant is conditioned upon, among other things, the transfer to Chevys of the liquor license related to such restaurant.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial statements of businesses acquired:  Not applicable.

         (b)   Pro forma financial information.

               Included in this Report are the following pro forma Financial Statements of Earteries, Inc.:

        1.      Pro forma condensed balance sheet at September 28, 1997
(unaudited)

        2. Pro forma condensed statement of income for the year ended December 29, 1996 (unaudited)

        3. Pro forma condensed statement of income for the thirty-nine weeks ended September 28, 1997

        4.      Notes to proforma condensed financial statements (unaudited)


         (c)   Exhibits:


               Exhibit Number     Description
               --------------     -----------
               Exhibit 2.1        Agreement for Purchase and Sale of Assets and
                                  Licenses dated as of February 26, 1998, among
                                  Eateries, Inc., Fiesta Restaurants, Inc. and
                                  Chevys, Inc.

               Exhibit 2.2        Agreement for Purchase and Sale of Assets
                                  dated as of February 26, 1998, between Eateries, Inc. and Chevys, Inc.

Item 7(b)
PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial information relates to the November 14, 1997 acquisition (the "Famous Acquisition") of substantially all of the assets of Famous Restaurants, Inc. ("Famous") and the assumption of specified liabilities of Famous and the February 27, 1998, sale (the "Chevy's Sale") of three Casa Lupita restaurants to Chevy's, Inc. ("Chevy's"). The Famous Acquisition has been accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of Eateries, Inc. ("Eateries") and Famous.

         The unaudited pro forma condensed balance sheet at September 28, 1997, reflects the historical financial position of Eateries at September 28, 1997, combined with the allocated purchase price of the Famous assets as of November 14, 1997, with pro forma adjustments as if the Famous Acquisition and Chevy's Sale had both occurred on September 28, 1997. The unaudited pro forma condensed statement of income for the fiscal year ended December 29, 1996, reflects the historical results of operations of both companies with pro forma adjustments as if the Famous Acquisition and Chevy's Sale had both occurred on January 1, 1996. The unaudited pro forma condensed statement of income for the thirty-nine weeks ended September 28, 1997, reflects the historical results of Eateries for the same period and the historical results of Famous for the forty weeks ended October 5, 1997, with pro forma adjustments as if the Famous Acquisition and Chevy's Sale had both occurred on December 30, 1996. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of income adjustments, expected to have a continuing impact.

         The unaudited pro forma condensed financial statements should be read in connection with Eateries' and Famous's historical financial statements and related footnotes.

         The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what Eateries' and Famous's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project Eateries' and Famous's financial position or results of operations for any future date or period.

                                Item 7 (b) 1.
                                 EATERIES, INC.
                        PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 28, 1997
                                   (UNAUDITED)

                                                                          Pro Forma Effects of
                                                                      ----------------------------
                                                                    Famous Acquisition
                                                                      Allocation of
                                                                      Purchase Price                    Pro Forma
                                                                    to Assets Acquired                   Before
                                                  Eateries, Inc.      and Liabilities    Acquisition     Chevy's
                                                   Historical             Assumed         Financing       Sale
                                                   ----------       ------------------   -----------    ---------
ASSETS
Current Assets:
     Cash and cash equivalents                    $    773,759        $     41,900      $         --   $    815,659
     Receivables                                       938,879                  --                --        938,879
     Deferred income taxes                             683,000                  --                --        683,000
     Inventories                                     1,381,180             942,340                --      2,323,520
     Other                                             330,335             158,016                --        488,351
                                                  -----------------------------------------------------------------
       Total current assets                          4,107,153           1,142,256                --      5,249,409
                                                  -----------------------------------------------------------------

Property and equipment, at cost                     34,713,114           5,009,000                --     39,722,114
Landlord finish-out allowances                     (14,308,064)                 --                --    (14,308,064)
Accumulated depreciation and amortization           (6,658,594)                 --                --     (6,658,594)
                                                  -----------------------------------------------------------------
     Net property and equipment                     13,746,456           5,009,000                --     18,755,456
                                                  -----------------------------------------------------------------


Deferred income taxes                                  518,000                  --                --        518,000
Other assets, net                                      717,081           4,348,434                --      5,065,515
                                                  -----------------------------------------------------------------
     Total assets                                 $ 19,088,690        $ 10,499,690       $        --   $ 29,588,380
                                                  =================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                             $  2,610,959        $    498,595       $        --   $  3,109,554
     Accrued liabilities                             2,381,525           1,020,178                --      3,401,703
     Current portion of long-term obligations           28,093                  --         1,155,000      1,183,093
                                                  -----------------------------------------------------------------
        Total current liabilities                    5,020,577           1,518,773         1,155,000      7,694,350

Other noncurrent liabilities                           730,420                  --                --        730,420
Long-term obligations, net of current portion        3,315,000                  --         7,825,917     11,140,917
                                                  -----------------------------------------------------------------
     Total liabilities                               9,065,997           1,518,773         8,980,917     19,565,687
                                                  -----------------------------------------------------------------

Stockholders' equity:
     Preferred stock                                        --                  --                --             --
     Common stock                                        8,411                  --                --          8,411
     Additional paid-in capital                      9,437,653                  --                --      9,437,653
     Retained earnings                               2,143,912                  --                --      2,143,912
                                                  -----------------------------------------------------------------
                                                    11,589,976                  --                --     11,589,976
     Treasury stock                                 (1,567,283)                 --                --     (1,567,283)
                                                  -----------------------------------------------------------------

     Total stockholders' equity                     10,022,693                  --                --     10,022,693
                                                  -----------------------------------------------------------------

     Total liabilities and stockholders' equity   $ 19,088,690        $  1,518,773       $ 8,980,917   $ 29,588,380
                                                  =================================================================


                                                    Pro Forma
                                                    Effects of
                                                   Chevy's Sale     Pro Forma
                                                   ------------     ---------
ASSETS
Current Assets:
     Cash and cash equivalents                    $    (9,300)   $    806,359
     Receivables                                           --         938,879
     Deferred income taxes                                 --         683,000
     Inventories                                     (187,223)      2,136,297
     Other                                            (18,443)        469,908
                                                  ---------------------------
       Total current assets                          (214,966)      5,034,443
                                                  ---------------------------

Property and equipment, at cost                    (3,114,000)     36,608,114
Landlord finish-out allowances                             --     (14,308,064)
Accumulated depreciation and amortization                  --      (6,658,594)
                                                  ---------------------------
     Net property and equipment                    (3,114,000)     15,641,456
                                                  ---------------------------

Deferred income taxes                                      --         518,000
Other assets, net                                  (1,971,034)      3,094,481
                                                  ---------------------------
     Total assets                                 $(5,300,000)   $ 24,288,380
                                                  ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                             $        --    $  3,109,554
     Accrued liabilities                                   --       3,401,703
     Current portion of long-term obligations        (397,743)        785,350
                                                  ---------------------------
        Total current liabilities                    (397,743)      7,296,607

Other noncurrent liabilities                               --         730,420
Long-term obligations, net of current portion      (4,902,257)      6,238,660
                                                  ---------------------------
     Total liabilities                             (5,300,000)     14,265,687
                                                  ---------------------------
Stockholders' equity:
     Preferred stock                                       --              --
     Common stock                                          --           8,411
     Additional paid-in capital                            --       9,437,653
     Retained earnings                                     --       2,143,912
                                                  ---------------------------
                                                           --      11,589,976
     Treasury stock                                        --      (1,567,283)
                                                  ---------------------------

     Total stockholders' equity                            --      10,022,693
                                                  ---------------------------

     Total liabilities and stockholders' equity   $(5,300,000)   $ 24,288,380
                                                  ===========================

                                  Item 7 (b) 2.
                                 EATERIES, INC.
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 29, 1996
                                   (UNAUDITED)

                                                                                                   Pro Forma
                                                                Pro Forma     Pro Forma      Effects Of
                                                                    Adjustments    Adjustments   Chevy's Sale      Pro Forma
                                                Famous         Related to       Related
                 Eateries, Inc.  Restaurants, Inc.    Famous           to                Acquisitions
                            Historical        Historical      Acquisitions  Chevy's Sale
                            -------------   -----------------  ------------  ------------   ------------      ----------
Revenues:
   Food and beverage sales       $ 55,732,807      $32,099,178      $    --      $87,831,985   (6,418,746)(e)    81,413,239
   Franchise fees and royalties       264,954               --           --          264,954           --           264,954
   Other                              418,476           68,230           --          486,706      (36,830)(e)       449,876
                                 ------------------------------------------------------------------------------------------

     Total revenues                56,416,237       32,167,408           --       88,583,645   (6,455,576)       82,128,069

Cost of sales                      17,070,384        8,578,169           --       25,648,553   (1,698,461)(e)    23,950,092
                                 ------------------------------------------------------------------------------------------

Gross profit                       39,345,853       23,589,239           --       62,935,092   (4,757,115)       58,177,977
                                 ------------------------------------------------------------------------------------------

Operating expenses                 32,218,754       20,412,382           --       52,631,136   (3,958,355)(e)    48,672,781
Pre-opening costs                     726,000               --           --          726,000           --           726,000
General and administrative
  expenses                          3,665,207        1,784,418           --        5,449,625     (354,420)(e)     5,095,205
Depreciation and amortization       1,886,323          832,884     (463,551)(a)    2,519,552     (112,000)(f)     2,299,483
                                                                    263,896(b)                   (108,069)(g)
Interest expense                      194,070               --      690,000(c)       884,070     (407,000)(h)       477,070
                                 ------------------------------------------------------------------------------------------

     Total expenses                38,690,354       23,029,684      490,345       62,210,383   (4,939,844)       57,270,539
                                 ------------------------------------------------------------------------------------------

Income before provision for
  income taxes                        655,499          559,555     (490,345)         724,709      182,729           907,438

Provision for income taxes             74,000               --      (40,000)(d)       34,000       69,000(i)        103,000
                                 ------------------------------------------------------------------------------------------

Net income                       $    581,499      $   559,555  $  (450,345)     $   690,709  $   113,729      $    804,438
                                 ==========================================================================================

Weighted average common and
   common equivalent shares         3,987,661                                      3,987,661                      3,987,661
                                 ============                                    ===========                   ============

Net income per share             $       0.15                                    $      0.17                   $       0.20
                                 ============                                    ===========                   ============

                                  Item 7 (b) 3.
                                 EATERIES, INC.
                     PRO FORMA CONDENSED STATEMENT OF INCOME
               FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1997
                                   (UNAUDITED)

                                                             Pro Forma
                                               Famous       Adjustments                    Pro Forma
                                Eateries,    Restaurants,   Related to       Pro Forma    Adjustments
                                   Inc.          Inc.         Famous          Before      Related to
                                Historical    Historical    Acquisition     Chevy's Sale  Chevy's Sale       Pro Forma
                               ------------  ------------   -----------     ------------  ------------      ------------
Revenues:
  Food and beverage sales      $ 42,136,103  $ 24,851,921   $      --       $ 66,988,024  $ (5,292,749)(e)  $ 61,695,275
  Franchise fees and
   royalties                        198,703          --            --            198,703          --             198,703
  Other                             312,775        59,198          --            371,973       (40,874)(e)       331,099
                               -----------------------------------------------------------------------------------------

    Total revenues               42,647,581    24,911,119          --         67,558,700    (5,333,623)       62,225,077

Cost of sales                    11,989,724     6,684,405          --         18,674,129    (1,376,837)(e)    17,297,292
                               -----------------------------------------------------------------------------------------

Gross profit                     30,657,857    18,226,714          --         48,884,571    (3,956,786)       44,927,785
                               -----------------------------------------------------------------------------------------

Operating expenses               24,951,860    15,753,378          --         40,705,238    (3,213,625)(e)    37,491,613
Pre-opening costs                   266,000          --            --            266,000          --             266,000
General and administrative
 expenses                         2,927,616     1,412,280          --          4,339,896      (255,576)(e)     4,084,320
Depreciation and
 amortization                     1,652,646       653,337      (359,723)(a)    2,144,182       (84,000)(f)     1,979,130
                                                                197,922 (b)                    (81,052)(g)
Interest expense                    183,915          --         517,500 (c)      701,415      (305,250)(h)       396,165
                               -----------------------------------------------------------------------------------------

     Total expenses              29,982,037    17,818,995       355,699       48,156,731    (3,939,503)       44,217,228
                               -----------------------------------------------------------------------------------------

Income before provision for
 income taxes                       675,820       407,719      (355,699)         727,840       (17,283)          710,557

Provision for income taxes          198,000          --         (99,000)(d)       99,000        (7,000)(i)        92,000
                               -----------------------------------------------------------------------------------------

Net income                     $    477,820  $    407,719  $   (256,699)    $    628,840  $    (10,283)     $    618,557
                               =========================================================================================

Weighted average common and
     common equivalent shares     4,019,128                                    4,019,128                       4,019,128
                               ============                                 ============                    ============

Net income per share           $       0.12                                 $       0.16                    $       0.15
                               ============                                 ============                    ============

                                  Item 7 (b) 4.
                                 EATERIES, INC.
                               NOTES TO PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(a) To adjust Famous's historical depreciation and amortization expense related to buildings, furniture, equipment and leasehold improvements for the decreased basis in these assets. Depreciable lives for the assets acquired are as follows:

               Buildings                              30 years
               Furniture and equipment                 5 years
               Leasehold improvements                  5 years

(b) To record the increase in goodwill amortization due to the goodwill created from the Famous acquisition. Goodwill is amortized over 15 years.

(c)  To record interest expense on the acquisition debt.

(d) To adjust the provision for income taxes for the effect of the preceding pro forma adjustments and Famous historical operations, including the favorable impact of increased general business tax credits.

(e) To adjust historical results of operations for the three restaurants sold to Chevy's.

(f) To adjust pro forma depreciation and amortization expense related to buildings, furniture, equipment and leasehold improvements sold to Chevy's.

(g) To record the decrease in goodwill amortization due to a reduction in goodwill resulting from the Chevy's Sale.

(h) To record the decrease in interest expense resulting from the assumed pay-down of debt with the proceeds from the Chevy's Sale.

(i) To adjust the provision for income taxes for the effect of pro forma adjustments (e) through (h) at an incremental tax rate of 38%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               EATERIES, INC.
                               (Registrant)



                               By:       /s/  COREY GABLE
                                        -------------------------------
                                        Corey Gable
                                        Vice President/Treasurer
                                        Chief Financial and
                                        Accounting Officer




Dated:    March 16, 1998

                                 EXHIBIT INDEX


   Exhibit Number     Description
   --------------     -----------

   Exhibit 2.1 Agreement for Purchase and Sale of Assets and Licenses dated as of February 26, 1998, among Eateries, Inc., Fiesta Restaurants, Inc. and Chevys, Inc.

   Exhibit 2.2 Agreement for Purchase and Sale of Assets dated as of February 26, 1998, between Eateries, Inc. and Chevys, Inc.